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                                                                    Exhibit 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in and incorporation by reference in this Registration Statement on Form S-3 of PETsMART, Inc. of our report dated March 16, 2001 relating to the financial statements of PETsMART.com, Inc. (not included therein), which report appears in PETsMART, Inc.'s Annual Report on Form 10-K for the year ended February 3, 2002. We also consent to the reference to us under the heading "Experts" in such registration statement.


/s/ PricewaterhouseCoopers LLP
Century City, California
June 24, 2002